UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 7, 2015

NetREIT, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53673	33-0841255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1282 Pacific Oaks Place, Escondido, California 92029

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 471-8536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2015, NetREIT, Inc. (the “Company”) announced the appointment of Heather L. Pittard as the Company’s Principal Accounting Officer, effective immediately. In this role, Ms. Pittard will be responsible for Sarbanes-Oxley compliance in addition to preparation and certification of the Company’s financial reporting.

Ms. Pittard, 39, joined the Company in March 2013 in the position of Controller. Prior to joining the Company, Ms. Pittard spent eight years at PricewaterhouseCoopers LLP, most recently where she was an Audit Manager.

Ms. Pittard is a graduate of the University of Colorado at Boulder, where she earned a Bachelor’s degree in Accounting and Finance, as well as a Master’s degree in Accounting. She also holds a California CPA license (inactive).

Ms. Pittard’s annual base salary will be $125,000, and she will be eligible for awards of restricted stock units under the Company’s 1999 Flexible Incentive Plan, subject to a three-vesting plan and commensurate with the position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETREIT, INC.

By:	/s/ Kenneth W. Elsberry
Name: Kenneth W. Elsberry
Title: Chief Financial Officer

Date: April 13, 2015